UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2017

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On April 25, 2017 Avalon Holdings Corporation and certain wholly owned subsidiaries entered into an amendment to its existing Business Loan Agreement, Promissory Note and Commercial Security Agreement (collectively “The Line of Credit Agreement”) dated December 20, 2016, with Home Savings Bank (the “Lender”). The amendment increases the available line of credit under the Line of Credit Agreement from $4.0 million to $5.0 million and extends the maturity date to May 31, 2019. The amendment also has the option to request a one year extension of maturity in 2018 based on certain terms and conditions.

The forgoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

The other material terms of the Line of Credit Agreement, dated December 20, 2016, with the Lender are described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2016, of which is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Change in Terms Agreement, dated as of April 25, 2017, between Avalon Holdings Corporation and certain wholly owned subsidiaries as borrowers and Home Savings Bank as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDINGS CORPORATION
(Registrant)

DATED: April 25, 2017	/s/ Bryan P. Saksa
By: Bryan P. Saksa
Chief Financial Officer and Treasurer

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